SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.        )

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Filed by a Party other than the Registrant [   ]

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[ ]	Confidential, for Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PACER TECHNOLOGY

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PACER TECHNOLOGY

9420 Santa Anita Avenue
Rancho Cucamonga, CA 91730
(909) 987-0550
Fax (909) 987-5298

October 11, 2002

Dear Shareholder:

      The Board of Directors joins us in extending to you a cordial invitation to attend the Annual Meeting of Shareholders of Pacer Technology, which will be held on Tuesday, November 19, 2002, at 9:00 A.M. Pacific Standard Time, at the Hilton Hotel — Ontario Airport, 700 North Haven Avenue, Ontario, California.

      The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be acted on at the Annual Meeting. We also will be making a presentation about the developments that are taking place at Pacer. Your participation in Company activities is important, and we hope you will attend.

      Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, or vote your shares over the Internet as described in the enclosed Proxy Statement and Proxy Card, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy or voting over the Internet will not prevent you from voting in person if you choose to attend the Annual Meeting.

Sincerely,

RICHARD S. KAY
Chairman, Chief Executive Officer and President

PROXY STATEMENT
INTRODUCTION
VOTING YOUR SHARES
VOTING SECURITIES
PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF SHARES BY MANAGEMENT
PROPOSAL NO. 1
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE
COMPANY PERFORMANCE
INDEPENDENT PUBLIC ACCOUNTANTS
SOLICITATION OF PROXIES
SHAREHOLDER PROPOSALS
OTHER MATTERS

PACER TECHNOLOGY

9420 Santa Anita Avenue
Rancho Cucamonga, California 91730
(909) 987-0550

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 19, 2002

To the Shareholders of Pacer Technology:

      The Annual Meeting of Shareholders of Pacer Technology (the “Company”) will be held at the Hilton Hotel, Ontario Airport, 700 North Haven Avenue, Ontario, California, at 9:00 A.M. Pacific Standard Time, on Tuesday, November 19, 2002, for the following purposes:

1. To elect the following five nominees to serve as directors of the Company for a term of one year or until their successors are elected and qualify: Ellis T. Gravette, Jr., Carl E. Hathaway, John G. Hockin, II, Richard S. Kay and D. Stephen Antion.

2. To consider and act upon such other matters as may properly come before the meeting or at any adjournments or postponements thereof.

      Details relating to these matters are set forth in the attached Proxy Statement. All shareholders of record as of the close of business on September 27, 2002 will be entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.

      If you will not be attending the Annual Meeting, there are two ways to vote your Proxy: By the Internet or by Mail. Instructions for voting over the Internet are contained in the accompanying Proxy Statement and on the Proxy Card. To be counted, votes submitted over the Internet must be received by no later than 12:00 Noon Central Standard Time (10:00 A.M. Pacific Standard Time), on Monday, November 18, 2002.

      Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote, either over the Internet or by signing the enclosed Proxy Card and returning it promptly in the enclosed envelope. It requires no stamp if mailed in the United States.

      RETURNING THE ENCLOSED PROXY OR VOTING OVER THE INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING, BUT WILL INSURE THAT YOUR VOTE IS COUNTED IF YOU ARE NOT ABLE TO ATTEND.

By Order of the Board of Directors,

RICHARD S. KAY
Chairman, Chief Executive Officer and President

Rancho Cucamonga, California

October 11, 2002

PACER TECHNOLOGY

9420 Santa Anita Avenue
Rancho Cucamonga, California 91730
(909) 987-0550

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 19, 2002

INTRODUCTION

      This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Pacer Technology, a California corporation (the “Company” or “Pacer”), for use at its 2002 Annual Meeting of Shareholders to be held on Tuesday, November 19, 2002, at 9:00 A.M. Pacific Standard Time, at the Hilton Hotel — Ontario Airport, 700 North Haven Avenue, Ontario, California, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about October 11, 2002.

VOTING YOUR SHARES

      You may vote your shares in any of the following ways:

•	By Mail. If you choose to vote by mail, please complete, sign and return your proxy card in the enclosed pre-addressed postage prepaid envelope in sufficient time to arrive by November 18, 2002.

•	Over the Internet. You may vote your shares at any time, 7 days a week, 24 hours per day, over the Internet. The Internet Web site address for voting is: www.eproxy.com/ptch. Have your proxy card in hand when you access this Web site because you will be prompted and will need to enter a 3-digit Company Number and your 7-digit Control Number, both of which are located on your proxy card, in order to create and register your vote on an electronic ballot. To be counted, you must transmit your vote over the Internet by no later than 12 Noon Central Standard Time (10:00 A.M. Pacific Standard Time) on Monday, November 18, 2002. There may be costs associated with voting via the Internet, such as Internet access charges from Internet service providers and telephone companies.

•	Attend the Meeting and Vote in Person. You may attend the Annual Meeting and vote in person, even if you have previously voted by mailing your proxy card or voted over the Internet. If you attend and vote at the Annual Meeting, that vote will supersede any earlier vote that you may have submitted.

      Any shareholder who executes and returns a proxy or votes his or her shares over the Internet retains the right to revoke that vote at any time before the Annual Meeting is held. You may revoke or supersede your proxy by (i) signing and returning a proxy with a later date, or by giving written notice of revocation, to the Secretary of the Company, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, prior to or at the Meeting, (ii) re-voting your shares via the Internet, prior to the Meeting, or (iii) attending the Annual Meeting and voting in person. A proxy, when returned by mail or transmitted over the Internet, and not later revoked, will be voted in accordance with the instructions given in the proxy. If you do not specify a choice in the proxy, your proxy will be voted “FOR” the nominees for election of directors named in this Proxy Statement.

VOTING SECURITIES

      The shares of common stock constitute the only outstanding class of voting securities of the Company. Only the shareholders of the Company of record as of the close of business on September 27, 2002 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 2,928,401 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Shareholders who withhold authority to vote on the election of directors or abstain on any proposal, and broker non-votes, will be counted in determining the presence of a quorum. You are entitled to one vote for each share held as of the Record Date, except that in the election of directors you may cumulate your votes and give any one nominee a number of votes equal to the number of directors to be elected (which is five) multiplied by the number of shares which you are entitled to vote at the meeting, or to distribute the votes on the same principle among as many candidates as you choose, if (i) the name of the candidate for whom such votes are cast has been properly placed in nomination prior to the voting, and (ii) any shareholder has given notice at the Annual Meeting prior to voting of such shareholder’s intention to cumulate votes in the election of directors.

PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF SHARES BY MANAGEMENT

      Set forth below is certain information as of September 27, 2002 regarding the number of shares of the Company’s common stock owned by (i) each person who we know owns more than 5% of Pacer’s outstanding shares, (ii) each nominee for election to the Board, (iii) each of Pacer’s current executive officers that are named in the Summary Compensation Table below, and (iv) all of Pacer’s current directors and executive officers as a group.

	Amount and Nature of
	Beneficial		Percent of
Name and Address(1)	Ownership(2)		Class

Ridgestone Corporation	593,495	(3)	20.3%
Abbott L. Brown Linda Brown Christopher S. Kiper D. Stephen Antion 10877 Wilshire Blvd., Suite 2000 Los Angeles, CA 90024
John G. Hockin, II	349,208	(4)(5)	11.0%
E. T. Gravette, Jr.	139,600	(4)	4.7%
Richard S. Kay	100,000	(4)	3.3%
Carl E. Hathaway	40,000	(4)	1.4%
Ronald T. Gravette	29,108	(4)	1.0%
Laurence R. Huff	10,000	(4)	*
All directors and officers as a group (6 in number)	683,916	(6)	20.4%

*	Less than 1%

(1)	Except as otherwise indicated, the address of each of the individuals named in this table is the Company’s address.

(2)	Unless otherwise indicated, subject to any applicable community property laws, each of the persons named in the table has sole voting and investment power with respect to the shares shown opposite his or her name above.

(3)	According to a report filed with the Securities and Exchange Commission, Abbott L. Brown, who is the Chairman and Chief Executive Officer and a director, and Linda L. Brown, who is Vice President and a director, of Ridgestone Corporation share the power to vote or to direct the disposition of 540,495 of these shares and Ridgestone Corporation, D. Stephen Antion, its President, and Christopher S. Kiper, a

Principal in Ridgestone Corporation, may be deemed, as a group, to share the power to vote and dispose of those same 540,495 shares. According to that same report, Mr. Kiper has sole voting and dispositive power with respect to another 13,390 shares and shares voting and dispositive power with respect to an additional 23,610 shares which are held in the Kiper Trust, of which he is a co-trustee; and Mr. Antion has shared voting and dispositive power with respect to 16,000 shares in his capacity as co-trustee of the Antion Trust.

(4)	Includes shares subject to outstanding stock options exercisable during the 60-day period ending November 27, 2002 as follows: Dr. Hockin — 260,000 shares; Mr. E. T. Gravette — 20,000 shares; Mr. Kay — 90,000 shares; Mr. Hathaway — 20,000 shares; Mr. Ronald Gravette — 28,000 shares; and Mr. Huff — 10,000 shares.

(5)	Includes 89,208 shares held in an employee benefit trust of which Dr. Hockin is the sole trustee. Dr. Hockin disclaims beneficial ownership of these shares.

(6)	Includes a total of 428,000 shares subject to outstanding options exercisable during the 60-day period ending November 27, 2002, which are described in footnote (4) above. Also includes the 16,000 shares owned beneficially by D. Stephen Antion, but excludes the 540,495 shares owned by Ridgestone Corporation as to which Mr. Antion may be deemed to share voting and dispositive power, and the shares owned beneficially by Mr. Kiper, as described in footnote (3) above.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      At the Annual Meeting, shareholders will vote on the election of five directors to serve on the Board of Directors for a term of one year ending on the date of the 2003 Annual Meeting of Shareholders. The Board of Directors will vote each proxy received by them “FOR” the election of all five nominees named below, unless a contrary instruction is given in the proxy. All of the nominees named below are incumbent directors of the Company that were elected by the shareholders, except for D. Stephen Antion, who was appointed to the Board by unanimous vote of the other Directors in August 2002. All of the nominees have consented to serve, if elected.

      Under California law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to “Withhold Authority,” which will be counted, and broker non-votes, which will not be counted, will have no practical effect. The Board of Directors is soliciting discretionary authority to cumulate votes represented by proxies in the event nominations are made in opposition to the nominees of the Board. In such event, the proxy holders intend to cumulate votes represented by proxies and to cast such votes among the nominees named below in such proportions as the Board deems appropriate in order to assure the election of as many of the nominees named below as possible.

      If any nominee becomes unavailable to serve as a director for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

      The names and certain information concerning the nominees are set forth below. Your Board of Directors recommends that you vote “FOR” the election of each of those nominees.

Directors and Nominees

      Set forth below is the name and certain biographical information concerning each of the members of the Board of Director, who are also the nominees selected by the Board for election to serve as directors of the Company for the ensuing year.

	Director
Name and Age	Since	Positions with Pacer

Richard S. Kay, 60	2001	Chairman, Chief Executive Officer, President and Director
Ellis T. Gravette, Jr., 76	2000	Director
Carl E. Hathaway, 69	1985	Director
John G. Hockin, II, 58	1984	Director
D. Stephen Antion, 41	2002	Director

      Richard S. Kay. Mr. Kay was appointed Chairman of the Company’s Board of Directors on February 21, 2001 and the Company’s Chief Executive Officer and President on July 9, 2001. Mr. Kay has been a CEO and CFO for several companies operating in different industries, including manufacturing and consumer products, energy, healthcare and food service. He was the CFO for three different companies during their initial public offerings and the CFO for four companies during the course of their merger transactions. Most recently he was, from 1999 to 2000, the COO and CFO for TruCost Food Systems, a company formed in 1999 to develop a foodservice web site. Beginning in 1992 he served as CFO of Paragon Steakhouse Restaurants. He was promoted to be the CEO in 1997 and was responsible for the turnaround for this owner and operator of 73 upscale casual restaurants, with more than 4,000 employees located in eleven states. Paragon was sold in 1999.

      Ellis T. Gravette, Jr. Mr. Gravette became a member of the Board of Directors on February 1, 2000 and served as the Chairman of the Board from March 24, 2000 until February 21, 2001, when he relinquished that position to Mr. Kay. Mr. Gravette, who is currently a private investor, served as the Chairman and Chief Executive Officer of the Turner Corporation, a New York Stock Exchange listed company and one of the largest construction contractors in the United States, from 1996 to 1999, when that company was acquired by another corporation. From 1986 to 1996, Mr. Gravette was President of Ardath Associates, Inc., and from 1981 to 1986 he served as Chairman of the Board and Chief Executive Officer of The Bowery Savings Bank. Mr. Gravette is currently a Director of MidFirst Bank, SSB.

      Carl E. Hathaway. Mr. Hathaway has been president of Hathaway & Associates, Ltd., a registered investment advisory firm, since 1981.

      John G. Hockin, II. Dr. Hockin is a dentist who specializes in, and since 1971 has been engaged in the private practice of, endodontics. Dr. Hockin served as Chairman of the Board of Directors of Pacer from 1984 to 2000.

      D. Stephen Antion. Mr. Antion is and since 2000 has been the President of Ridgestone Corporation, a private equity firm that is engaged primarily in the business of investing growth capital in middle market companies and which owns beneficially 540,495 of the Company’s shares (see “Principal Shareholders” above). For the prior 5 years, Mr. Antion was a partner at the law firm of O’Melveny & Myers LLP in Los Angeles, California, where he served as Co-Chairman of its Middle Market Practice Group. Mr. Antion was elected to the Board of Directors of the Company in August 2002.

      Mr. E.T. Gravette is the father of Mr. Ronald T. Gravette, the Company’s Vice President of Sales. There are no other family relationships among any of the directors or executive officers of the Company.

Meetings of the Board of Directors

      The Board of Directors of the Company held 9 meetings during the year ended June 30, 2002. Each incumbent Director attended at least 75% of the sum of (i) the number of meetings of the Board, and (ii) the number of meetings of all committees of the Board on which he served, that were held during his term of office in that fiscal year.

Committees of the Board of Directors

      The Board of Directors of the Company has established a standing Audit Committee that is authorized to deal with all matters which it deems appropriate regarding the review and audit of Pacer’s financial statements and Pacer’s accounting and internal controls systems, including the scope of the annual audit and the accounting methods and systems utilized by Pacer, in consultation with Pacer’s independent auditors who report directly to the Audit Committee with respect to such matters. The Audit Committee also selects the independent auditors for the Company. The current members of the Audit Committee are Ellis T. Gravette, Jr., Carl E. Hathaway and John G. Hockin, II, none of whom has ever served as an officer or employee of the Company. Each of the members of the Audit Committee was independent (as such term is defined in the NASD’s listing rules), at the time of their election to the Committee. However, Mr. Gravette ceased to be independent, within the meaning of that term under the NASD’s listing rules, during fiscal 2002 due to the appointment of Ronald T. Gravette, his son, as a executive officer of the Company. The Audit Committee held one meeting during the year ended June 30, 2002.

      The Board of Directors, as a whole, serves as and performs the functions of the Compensation Committee. It adopts executive remuneration policies of the Company and makes determinations with respect to the compensation to be paid to Pacer’s officers and with respect to the establishment of employee benefit programs for Pacer’s employees. The Board held two meetings during the year ended June 30, 2002 which focused solely on compensation issues. However, the Board periodically considers and makes decisions with respect to increases in or adjustments to the compensation of officers and other key management employees at regular Board meetings. Mr. Kay, who is a director and the Chief Executive Officer and President of the Company, does not participate in the deliberations of or in voting by the Board with respect to his compensation or benefits and Mr. Ellis T. Gravette does not participate in the deliberations of or in voting on the compensation and benefits of Ronald T. Gravette, the Company’s Vice President of Sales.

      The Board of Directors, as a whole, also serves as and performs the function of the Nominating Committee, which identifies and screens candidates for membership on the Board of Directors of the Company. Shareholders desiring the Board to consider candidates for election to the Board should send information, in writing, addressed to the Secretary of the Company at its offices, 9420 Santa Anita Avenue, Rancho Cucamonga, California 91730, regarding the identities of those candidates, their ages, their occupational history and, if known, their ownership of shares of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based upon information made available to the Company, the Company believes that the filing requirements under Section 16(a) of the Securities Exchange Act of 1934 relating to share transactions during the fiscal year ended June 30, 2002 were satisfied, except that Form 5s, reporting the grant of employee stock options to Messrs. Kay, Huff and Ronald T. Gravette, were inadvertently filed late.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth compensation received for the three fiscal years ended June 30, 2002 by the executive officers of the Company that received cash compensation in excess of $100,000 during the fiscal year ended June 30, 2002 (the “Named Officers”).

Summary Compensation Table

				Long Term
				Compensation
				Awards
	Annual Compensation
				Stock Options	All Other
Name and Principal Position	Year	Salary($)	Bonus($)(4)	(Shares)(#)	Compensation(5)

Richard S. Kay(1)	2002	$216,942	$90,000	50,000	$1,658
Chairman, Chief Executive Officer	2001	64,962	0	100,000	385
and President
Laurence R. Huff(2)	2002	$124,942	$30,000	3,000	$1,073
Vice President and Chief Financial	2001	114,141	0	0	3,181
Officer	2000	82,788	0	7,000	770
Ronald T. Gravette(3)	2002	$122,500	$30,000	25,000	$936
Vice President of Sales

(1)	Mr. Kay was appointed Pacer’s Chairman and became a full time officer of the Company on February 21, 2001.

(2)	Mr. Huff joined the Company as Vice President and Chief Financial Officer in September 1999, which was the end of the first quarter of fiscal 2000.

(3)	Mr. Gravette joined the Company as a Sales Manager in December 2000 and was promoted to Vice President of Sales in October 2002.

(4)	For each of the periods presented, the Board of Directors established annual incentive compensation programs for management employees of the Company, including the Company’s executive officers, which provided for payment of bonuses based on the extent to which the Company achieved or exceeded certain performance goals and the individual performance of those officers.

(5)	All Other Compensation consists of premiums paid by Pacer for group life insurance benefits provided to the Named Officers.

Stock Options

      Option Grants in fiscal 2002. Set forth in the following table is information relating to the options that were granted to the Named Officers during the fiscal year ended June 30, 2002.

				Potential Realizable
				Value of Options at
				Assumed Annual Rates of
				Stock Price Appreciation
	Number of Shares	Exercise		for Option Term(3)
	Underlying Options	Price	Expiration
Name	Granted(1)	($/Share)	Dates(2)	5%	10%

Richard S. Kay	50,000	$3.02	2011	$245,963	$391,655
Laurence R. Huff	3,000	$3.02	2011	$14,758	$23,499
Ronald T. Gravette	25,000	$3.02	2011	$122,982	$195,828

(1)	Messrs. Kay, Huff and Gravette received 31.7%, 1.8%, and 15.3% of the total (163,000) options granted to employees during the fiscal year ended June 30, 2002.

(2)	The options became fully exercisable on the date of grant.

(3)	There is no assurance that the values that may be realized by the Named Officers on exercise of their respective options will be at or near the value estimated in the table, which utilizes compounded rates of growth of Pacer’s stock price, as mandated by the Securities and Exchange Commission, of 5% and 10% per year.

Fiscal Year-End Option Values

      Fiscal Year-End Option Values. None of the Named Officers exercised any options in fiscal 2002. The following table provides information with respect to the value of unexercised “in-the-money” options held by the Named Officers as of June 30, 2002, as of which date the average of the high and low bid prices of the Company’s common stock as reported by NASDAQ was $4.60.

	Number of Shares		Value of Unexercised
	Underlying Unexercised		In-the-Money
	Options at Year-End		Options at Year-End

Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard S. Kay	90,000	60,000	$158,000	$118,500
Laurence R. Huff	7,000	3,000	4,740	0
Ronald T. Gravette	25,000	15,000	39,500	4,350

Severance Agreements

      The Company has entered into severance compensation agreements with Richard Kay, its Chairman, Chief Executive Officer and President and with Ronald T. Gravette, its Vice President of Sales. Each of those agreements provides that if there is a change in control of the Company, whether by means of an acquisition of its shares, or a merger with another corporation or a sale of its assets, and within 12 months thereafter, the officer’s employment is terminated without cause or the officer terminates his employment for “Good Reason” (as defined), the officer will receive a lump sum payment equal to the 2.99 times the sum of (i) the highest base salary paid to the officer during the twelve month period prior to such termination, (ii) an amount equal to the bonuses that would have been paid to the officer under any applicable incentive compensation plans, assuming all performance goals established under such plans had been met. In addition, upon such termination following a change in control of the Company, the officer’s health and life insurance benefits would be continued for a period of three years from the date of termination. Events or circumstances constituting “Good Reason” include a reduction in the officer’s compensation or employee benefits or in his position or the scope of his authority or duties, or a relocation of the Company’s offices where the executive customarily performs his duties. The severance compensation agreements also provide for the payment of severance compensation, in a like amount, to the officer in the event the Company terminates his employment without cause (as defined) at any time, whether or not a change of control of the Company has occurred. Each severance compensation agreement is terminable at any time by the Company, but any such voluntary termination will not be effective until the expiration of a period of two years after notice of termination is given by the Company. If, however, the officer’s employment is terminated for cause (as defined) or due to his retirement or death or due to his voluntary resignation (other than for Good Reason), the severance agreement will terminate concurrently with the termination of employment. If the officer’s employment is terminated due to his disability, the severance compensation agreement will terminate 30 days thereafter.

Directors’ Fees

      During fiscal 2002, the Company paid each non-employee Director $500 per month in directors’ fees for services and attendance at Board and committee meetings.

Certain Transactions

      During the fiscal year ended June 30, 2002, the Company paid fees totaling $62,000 to Reynolds, Jensen & Swan, LLP, for legal services rendered by that firm to the Company. Mr. Reynolds, who was a director and secretary of the Company during the fiscal year ended June 30, 2002, is a partner of that law firm. The terms of the Company’s engagement of Reynolds, Jensen & Swan, LLP, including the fees payable for its legal services, were approved by the disinterested members of the Board of Directors, which concluded that such terms were at least as fair to the Company as could have been obtained from unaffiliated law firms.

Compensation Committee Interlocks and Insider Participation

      The Board of Directors, as a whole, serves as and performs the functions of a Compensation Committee. Mr. Kay, a member of the Board of Directors, also is Pacer’s Chief Executive Officer and President. The Board believes that Mr. Kay’s participation in management compensation decisions is important, because he is most knowledgeable with respect to the performance of members of management. However, Mr. Kay does not participate in the deliberations of or voting by the Board with respect to his compensation and benefits. Mr. Ellis T. Gravette is the father of Ronald Gravette who, in fiscal 2002, was elected as the Company’s Vice President of Sales. Mr. Ellis T. Gravette does not participate in deliberations about or vote on matters related to the compensation of Ronald Gravette. Mr. Reynolds, who was a director of the Company until August 2002, is a partner in the law firm of Reynolds, Jensen & Swan, LLP, which has performed legal services in the past and is expected to perform legal services in the future for the Company. He also had served as Secretary of the Company, a position for which he received no compensation.

COMPENSATION COMMITTEE REPORT

Introduction

      The Board of Directors, in performing the functions of a Compensation Committee, reviews and determines the cash and equity compensation for the Company’s Chief Executive Officer and other senior executives. Cash compensation is comprised of salary and bonus, and equity compensation is comprised of stock options. The Board of Directors generally holds a meeting early in the fiscal year devoted exclusively to compensation matters. However, as a general matter, the performance of each executive is reviewed, and a decision regarding any adjustment to the executive’s salary is made annually, at the Board meeting held closest to the anniversary of his or her hiring date or the date he or she was appointed to his or her current position.

Compensation Philosophy

      The level of compensation that is paid to executives of the Company is based on both the Company’s and the individual’s performance. Company performance is judged based upon both the results for the immediately preceding fiscal year and, very importantly, on the Company’s performance over the longer term. Individual performance is measured based on an evaluation of the executive officer’s particular responsibilities, his performance in relation to specific goals established in the prior year or years, and his or her general management skills.

Compensation Program

      Pacer has a comprehensive compensation program which consists of task compensation, both fixed and variable, and, if the situation warrants, equity based compensation. The principal elements of this program, which are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term successes of the Company, are the following:

      Salary. The base salary component of an executive’s compensation is intended to reward the executive for normal levels of performance, as opposed to the bonus component which is intended to compensate for performance exceeding expected levels. When reviewing base salaries, the Board considers the following factors: (i) individual performance, (ii) Company performance and the extent to which the executive contributed to that performance, and (iii) the executive’s level of responsibility and prior experience. Also considered in the evaluation is the potential that a competitor of the Company may attempt to hire away a key executive employee from the Company. As a result, the Board also reviews published information regarding the compensation of executives at companies comparable to that of the Company to ascertain whether or not the Company’s compensation rates are both competitive and reasonable. Lastly, the CEO’s evaluation of the performance and his recommendation regarding the compensation of other key executives is also considered.

      Bonus Compensation. Based on the Company’s financial performance over time and over the immediately preceding year, as well as the qualitative performance of each individual executive, the Board determines whether a cash bonus should be awarded to an executive and, if so, the amount of the bonus to be awarded. The recommendation of the CEO is also considered in determining the amount of any recommended bonus to any other officers of the Company.

      Stock Options. In order to align the financial interests of senior executives with those of the shareholders, the Board of Directors grants stock options to its executives on a periodic basis. Options are granted with an exercise price equal to the market value of the Company’s shares on the date of grant. Since the financial reward provided by stock options will depend on appreciation in the market value of the Company’s shares, stock options effectively reward executives only for performance that results in improved market performance of the Company’s stock, which directly benefits all shareholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive’s importance to the future performance of the Company, as well as his or her past performance. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded.

      Severance Agreements. In fiscal 2002, the Board of Directors approved Severance Agreements with Mr. Kay, the Company’s Chief Executive Officer, and Mr. Ronald T. Gravette, the Company’s Vice President of Sales. The terms of those Agreements are summarized above in the Section of this Proxy Statement entitled “Compensation of Executive Officers — Severance Agreements.” The Board of Directors believes that those Agreements with Messrs. Kay and Gravette benefit the Company because those Agreements will provide greater assurance of continuity of management and avoid potential distractions for those officers that could arise if the Company became the target of any unsolicited and unwelcome takeover attempt, particularly at this time when the Board believes that it is important for management to focus their attention on implementing the Company’s strategic plan for growing its core adhesives products business. As was reported in the Company’s Annual Report that accompanies this Proxy Statement, during fiscal 2002 management completed the first phase of that strategic plan by disposing of the Company’s nail care products businesses and strengthening the Company’s balance sheet by improving the quality of its assets and paying off its bank debt. The Board believes that, over the next two to three years, management will need to focus all of its energies and attention on the next critical phase of the strategic plan, which will be to grow the Company’s core business and that the Severance Agreements will help to prevent uncertainties about the future that any possible unsolicited takeover attempt could create from distracting or diverting management’s focus and energies from that task.

      Compensation Paid to the Chief Executive. The Board of Directors, without Mr. Kay participating, determined his compensation for the fiscal year ended June 30, 2002. That determination was made on the basis of the policies and principles described above. Additionally, in order to align his financial interests with those of the shareholders, he was granted options to purchase up to a total of 50,000 shares of Pacer’s common stock at an exercise price of $3.02 per share, which was equal to the closing price per share of Pacer’s common stock, as reported by NASDAQ, on the date the options were granted.

E. T. Gravette, Jr. Carl Hathaway John G. Hockin, II	Larry K. Reynolds Richard S. Kay

REPORT OF THE AUDIT COMMITTEE

      The Role of the Audit Committee. The Company’s management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of its consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Audit Committee is to monitor and review these processes.

      The members of the Audit Committee are not employees of the Company and they are not, nor do they represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing their oversight role, the members of the Audit Committee necessarily must rely, without independent verification, on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that the Company’s financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.

      Report of the Audit Committee. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2002 with management. The Audit Committee also has discussed with Ernst & Young, LLP, the Company’s independent auditors for fiscal year 2002, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young, LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Ernst & Young, LLP with that firm.

      Based on the Audit Committee’s review of the matters noted above and its discussions with the Company’s independent auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K.

Ellis T. Gravette, Jr.
Carl E. Hathaway
John G. Hockin, II

COMPANY PERFORMANCE

      The following graph sets forth a five year comparison of cumulative total returns on investment for the Company, the Russell 2000 Index, which is a broad market index, and the S&P Chemicals (Specialty) Index, which is an index comprised of publicly traded companies engaged in businesses similar to the Company’s business. The total cumulative return on investment, as shown in the graph, is the change in the period-end stock price (plus reinvested dividends) for each of the periods for the Company and each of those Indexes for each of the years that began July 1, 1997 and ended June 30, 2002. The total shareholder return assumes $100 invested at the beginning of the period in the Company’s common stock, the Russell 2000 Index and the S&P Chemicals (Specialty) Index. The data for the graph was obtained from Research Data Group, Inc.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PACER TECHNOLOGY, THE RUSSELL 2000 INDEX
AND THE S&P SPECIALTY CHEMICALS INDEX

      The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 Index and the S&P Chemicals (Specialty) Index is based on the stock price or index at the end of fiscal 2002.

	6/30/97	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02

Pacer Technology	100.00	115.39	92.31	71.80	43.00	75.49
Russell 2000	100.00	116.51	118.26	135.19	136.08	130.77
S&P Chemicals (Specialty)	100.00	108.69	120.14	90.88	96.09	118.24

*	$100 invested on 6/30/97 in stock or index — including reinvestment of dividends. Fiscal year ending June 30.

      Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and Audit Committee, and the Performance Graph, shall not be incorporated by reference into any such filings.

INDEPENDENT PUBLIC ACCOUNTANTS

      Ernst & Young LLP, who were the Company’s independent auditors for the fiscal years ended June 30, 2002 and 2001 (“Ernst & Young”), have been selected by the Audit Committee of the Board of Directors as the Company’s independent auditors for the fiscal year ending June 30, 2003. A representative of Ernst & Young will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

      Ernst & Young’s aggregate fees for professional services for the audit of the Company’s annual consolidated financial statements that were included in the Company’s Annual Report on Form 10-K and its review of the consolidated financial statements included in the Company’s Forms 10-Q for fiscal 2002 totaled $86,053.

      Ernst & Young did not provide, it did not bill and it was not paid any fees for, financial information systems design and implementation services in fiscal 2002. The aggregate fees paid by the Company for all other services rendered by Ernst & Young in fiscal 2002, which consisted of tax compliance and consulting services, were $33,725. The Audit Committee has determined that the provision of those services, in addition to audit services, rendered by Ernst & Young and the fees paid therefor in fiscal 2002 were compatible with maintaining Ernst & Young’s independence.

SOLICITATION OF PROXIES

      We will pay the costs of soliciting proxies from our shareholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, Pacer’s directors, officers and employees (who will not receive any additional compensation therefor) may communicate with shareholders, brokerage houses and others by telephone, telegraph, telecopy or in person, to request that proxies be furnished. We will reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS

      Any shareholder desiring to submit a proposal for action at the 2003 annual meeting of shareholders and presentation in the Company’s proxy statement for that meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than June 13, 2003. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

OTHER MATTERS

      Management is not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is brought before the Meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

RICHARD S. KAY
Chairman, Chief Executive Officer and President

October 11, 2002

      The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 2002 is being mailed concurrently with this Proxy Statement to all shareholders of record as of September 27, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

      COPIES OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED JUNE 30, 2002 WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, PACER TECHNOLOGY, 9420 SANTA ANITA AVENUE, RANCHO CUCAMONGA, CALIFORNIA 91730.

PACER TECHNOLOGY

PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF THE SHAREHOLDERS

Tuesday, November 19, 2002
at 9:00 a.m. Pacific Time

at the Hilton Hotel – Ontario Airport
700 North Haven Avenue
Ontario, California 91764

Pacer Technology 9420 Santa Anita Avenue Rancho Cucamonga, CA 91730	proxy

The undersigned hereby revokes all previously granted proxies, and nominates, constitutes and appoints Richard S. Kay and E.T. Gravette, Jr., and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of PACER TECHNOLOGY which the undersigned is entitled to represent and vote at the 2002 Annual Meeting of Shareholders of the Company, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as shown on the reverse side of this Proxy:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

IMPORTANT — PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

See reverse for voting instructions.

COMPANY # CONTROL #

There are two ways to vote your Proxy:

Via the Internet and By Mail

VOTE BY INTERNET -- http://www.eproxy.com/ptch/ -- QUICK * * * EASY * * * IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12 Noon (CT) on November 18, 2002.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.
•	Your Internet vote will authorize the named Proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card with the same voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Pacer Technology, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Internet, please do not mail your Proxy Card

* Please detach here *

THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED BELOW

1.	Election of directors: Election of the following nominees as directors for a term of one year:	01 02 03	Richard S. Kay Ellis T. Gravette, Jr. Carl Hathaway	04 05	John D. Hockin, II D. Stephen Antion	FOR all nominees (except as marked to the contrary below)	WITHHOLD authority to vote for all nominees
(Instruction: To withhold authority to vote for any nominee, print that nominee’s number in the space provided to the right.)
2.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

Address Change? Mark Box Indicate changes below:				I plan to attend the Annual Meeting
Date , 2002

Signature(s)
(Please sign your name, in the space above, exactly as it
appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity
should state their full titles as such.)